UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CASCADE MICROTECH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CASCADE MICROTECH, INC.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

April 10, 2006

Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Friday, May 19, 2006, at 3:00 p.m., Pacific Daylight Time, at our corporate headquarters, located at 2430 N.W. 206th Avenue, Beaverton, Oregon 97006. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key members of our management and Board of Directors and to answer any questions you may have.

The Notice of Meeting, the Proxy Statement, the proxy card and a copy of our Annual Report to Shareholders describing our operations for the year ended December 31, 2005 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

Very truly yours,

CASCADE MICROTECH, INC.

ERIC W. STRID
Chairman of the Board, President
and Chief Executive Officer

CASCADE MICROTECH, INC.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 19, 2006

To the Shareholders of Cascade Microtech, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CASCADE MICROTECH, INC., an Oregon corporation, will be held at our corporate headquarters, located at 2430 N.W. 206th Avenue, Beaverton, Oregon 97006, on Friday, May 19, 2006, at 3:00 p.m., Pacific Daylight Time. The purposes of the Annual Meeting will be:

1.               To elect one Class II director to serve for a term of three years or until his successor is elected;

2.               To approve an amendment to the Cascade Microtech, Inc. 2000 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 1,800,000 shares to 2,400,000 shares;

3.               To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006; and

4.               To consider and act upon any other business that properly comes before the meeting.

Only holders of record of our common stock at the close of business on March 31, 2006 will be entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may vote in person even if you returned a proxy.

By Order of the Board of Directors,

ERIC W. STRID

Chairman of the Board

Beaverton, Oregon
April 10, 2006

CASCADE MICROTECH, INC.

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 19, 2006

Solicitation and Revocation of Proxies

This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Cascade Microtech, Inc., an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our corporate headquarters, located at 2430 N.W. 206th Avenue, Beaverton, Oregon 97006, on Friday, May 19, 2006, at 3:00 p.m., Pacific Daylight Time and any adjournment thereof.

The two persons named as proxies on the enclosed proxy card, Eric W. Strid and Steven Sipowicz, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominee for director proposed by the Board of Directors; FOR Proposal No. 2 to approve the amendment to our 2000 Stock Incentive Plan; and FOR Proposal No. 3 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of Cascade Microtech, Inc., by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.

These proxy materials and our 2005 Annual Report to Shareholders are being mailed on or about April 10, 2006 to shareholders of record on March 31, 2006 of our common stock. Our principal executive office is located at, and our mailing address is, 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

Voting at the Meeting

The shares of common stock constitute the only class of securities entitled to notice of and to vote at the meeting. Only shareholders of record on March 31, 2006, the record date set by the Board of Directors are entitled to notice of, and to vote at, this meeting and any adjournment thereof. On that date, there were 11,407,149 shares of common stock outstanding and entitled to vote.

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual Meeting: (i) the nominee for election as a director will be elected a director if the number of votes cast in favor of his election exceeds the number of votes cast against his election; (ii) Proposal No. 2 to approve the amendment to the Cascade Microtech, Inc. 2000 Stock Incentive Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; and (ii) Proposal No. 3 to ratify the appointment of KPMG LLP as independent registered public accounting firm will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on those matters. If your shares are not voted, they will not be counted in determining the number of votes cast. Shares represented by such “broker non-votes” will, however, be counted for determining whether there is a quorum.

With respect to the election of directors, directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or non-voting by brokers will have no effect thereon. With respect to Proposal No. 2 and Proposal No. 3, abstentions and broker non-votes will have no effect thereon.

ELECTION OF DIRECTOR

(Proposal No. 1)

At the Annual Meeting, one director will be elected for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominee named below. The Board of Directors believes that the nominee will stand for election and will serve if elected as a director. However, if the person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Under our articles of incorporation and bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

The following table sets forth the name of the Board of Directors’ nominee for election as a director and those of the other members of the Board of Directors. Also set forth is certain information with respect to each such person’s age, principal occupation or employment during the past five years, the periods during which he served as a director of Cascade Microtech, Inc., the expiration of his term as a director and the positions currently held with Cascade Microtech, Inc.

Nominee	Class	Age	Position	Year Elected Director	Current Term Expires
Keith L. Barnes(2)(3)	2	54	Director	2004	2006

Retiring Director
K. Reed Gleason	2	61	Director, Vice President of Advanced Development	1984	2006

Continuing Directors
George P. O’Leary(1)(3)	3	63	Director	1988	2007
Eric W. Strid	3	53	Chairman of the Board, President and Chief Executive Officer	1984	2007

F. Paul Carlson(1)(3)	1	67	Lead Director	1992	2008
Raymond A. Link(2)	1	52	Director	2005	2008
William R. Spivey(1)(2)	1	59	Director	1998	2008

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

(3) Member of the Corporate Governance and Nominating Committee

Keith L. Barnes has served as a director since February 2004. Mr. Barnes was named Chairman and Chief Executive Officer of Electroglas, Inc. in October 2003. From 1995 to 2001 he served as Chairman and Chief Executive Officer of Integrated Measurement Systems, Inc. (“IMS”). Prior to joining IMS, Mr. Barnes was a Division President at Valid Logic Systems and later Cadence Design Systems. Mr. Barnes holds a degree from San Jose State University in Environmental Science.

K. Reed Gleason co-founded Cascade Microtech and has served as a director and as our Vice President of Advanced Development since our inception. Prior to 1984, Mr. Gleason was a Senior Physicist at Tektronix, Inc. and at TriQuint Semiconductor, Inc., conducting research into high-frequency gallium arsenide devices and integrated circuits. He began his career as an engineer with the U.S. Naval Research Laboratory in Washington, D.C. Mr. Gleason holds a B.S. in Electrical Engineering from the California Institute of Technology. Mr. Gleason’s term as a member of the Board of Directors expires on the date of the Annual Meeting and he has chosen not to stand for reelection. As permitted by our bylaws, the Board of Directors intends to elect Mr. Gleason as Director Emeritus on the date of the Annual Meeting. As Director Emeritus,

Mr. Gleason will not be a voting member of the Board, but will be invited to attend meetings of the Board of Directors.

George P. O’Leary has served as a director since 1988. From 1972 to 1987, Mr. O’Leary served in various capacities for Floating Point Systems, Inc., including as Vice President of Engineering and President of European Operations. He also served as Chief Operating Officer and as a director of Floating Point Systems, Inc. from 1986 until his retirement in 1987. Mr. O’Leary was a Professor of Physics at the Oregon Graduate Institute from 1969 to 1972. He holds a Ph.D. in Physics from Yale University.

Eric W. Strid co-founded Cascade Microtech and has served as our Chairman and Chief Executive Officer since 1984. He also served as our President from 1984 to December 1996 and since June 2004. Prior to 1984, Mr. Strid served as a Principal Engineer with Tektronix, Inc. and with TriQuint Semiconductor, Inc., where he designed and evaluated high-frequency gallium arsenide integrated circuits. Mr. Strid holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Electrical Engineering from the University of California at Berkeley.

F. Paul Carlson has served as a director since 1992. In 1991, he founded and has since served as President and Chief Executive Officer of The Carlson Group of Companies, a company specializing in business re-engineering and re-structuring, and the financing and development of early stage companies. From 1988 to 1991, Mr. Carlson served as the Vice President of Strategy and Business Development for Honeywell, Inc. From 1980 to 1985, he served as the President and Chief Executive Officer of the Oregon Graduate Institute. From 1985 to 1988 he served as President and Chief Executive Officer of the Oregon Graduate Center Corporation. Previously, he served as a Professor of Electrical Engineering at the University of Washington for 10 years. Mr. Carlson holds a B.S. in Electrical Engineering from the University of Washington, an M.S. in Electrical Engineering from the University of Maryland and a Ph.D. in Electrical Engineering from the University of Washington. Mr. Carlson attended the Stanford Executive Education program in 1987. Mr. Carlson also serves as a director of the Frank Russell Trust Company.

Raymond A. Link has served as a director since February 2005. Since July 2005, Mr. Link has served as Executive Vice President and Chief Financial Officer of FEI Company, a leading supplier of products and systems that enable research, development and manufacture of nanoscale features. Prior to this, Mr. Link served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of TriQuint Semiconductor, Inc., a manufacturer of electronic signal processing components primarily used in wireless communications, since July 2001 as a result of TriQuint’s merger with Sawtek, Inc. Mr. Link joined Sawtek, Inc., a designer and manufacturer of a broad range of electronic signal processing components primarily for use in the wireless communications industry, in September 1995 as Vice President Finance and Chief Financial Officer and was promoted to Senior Vice President and Chief Financial Officer in October 1999. Mr. Link received a B.S. degree from the State University of New York at Buffalo and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Link is also a Certified Public Accountant.

William R. Spivey has served as a director since July 1998. From July 2000 until September 2001, Mr. Spivey served as the President and Chief Executive Officer of Luminent, Inc., a provider of fiber optic components to the communications industry. From 1997 to 2000, Mr. Spivey served as Group President of the Network Products group of Lucent Technologies. From 1994 to 1997, he served as Vice President of the Systems and Components Group, Member of the Office of the President and Co-chair of the Executive Committee of AT&T Microelectronics. Mr. Spivey holds a B.S. in Physics from Duquesne University, an M.S. in Physics from Indiana University of Pennsylvania, and a Ph.D. in Administration/Management from Walden University. Mr. Spivey also serves as a director of ADC Telecommunications, Inc., The Laird Group PLC, Lyondell Chemical Co., Novellus Systems, Inc. and Raytheon Company.

DIRECTOR INDEPENDENCE AND LEAD INDEPENDENT DIRECTOR

The Board of Directors has determined that each of our directors and director nominees, except Messrs. Strid and Gleason, is an “independent director” under Nasdaq Stock Market Marketplace Rule 4200(a)(15). The Board of Directors has also determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act related to audit committee member independence.

Mr. Carlson has been designated as the Lead Director pursuant to our Corporate Governance Policies. The Lead Director may periodically help schedule or conduct separate meetings of the independent directors and perform such other duties as may be determined by the Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held five meetings during the year ended December 31, 2005. During 2005, no director attended fewer than 75% of the meetings of the Board of Directors and any committees of which the director was a member. Members of the Board of Directors are encouraged to attend our annual meeting of shareholders each year. All of the members of the Board of Directors, except Mr. Link, attended our 2005 annual meeting of shareholders.

The Board of Directors has three standing committees: the Compensation Committee, the Audit Committee and the Corporate Governance and Nominating Committee.

Compensation Committee. During 2005, our Compensation Committee consisted of Messrs. Carlson O’Leary (Chair) and Spivey. The Compensation Committee determines the compensation of our executive officers, including annual salaries, bonuses, stock options and other incentive compensation agreements. The Compensation Committee also administers our 2000 Stock Incentive Plan and our 2004 Employee Stock Purchase Plan. The Board of Directors approved the Compensation Committee’s charter in May 2004. The Compensation Committee held two meetings during 2005.

Audit Committee. During 2005, our Audit Committee consisted of Messrs. Barnes, Link (Chair) and Spivey. The Audit Committee reviews the scope and results of our audit by our independent registered public accounting firm, appoints our independent registered public accounting firm, reviews and approves the audit fees for the independent registered public accounting firm and reviews the adequacy of our systems of internal control and accounting policies and procedures and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates and supervises inquiries into aspects of our financial affairs. The Board of Directors has determined that Mr. Link is an audit committee financial expert as defined by the SEC. The Audit Committee held seven meetings during 2005. Our Audit Committee Charter was attached to our proxy statement for our 2005 annual meeting as Appendix A.

Corporate Governance and Nominating Committee. During 2005, our Corporate Governance and Nominating Committee consisted of Messrs. Barnes, Carlson (Chair) and O’Leary. The Corporate Governance and Nominating Committee provides counsel to the Board with respect to board organization, membership and functions and with respect to board committee structure and membership. The Corporate Governance and Nominating Committee is also responsible for defining the qualifications of candidates for board membership, evaluating qualified candidates, recommending candidates to the board for election to the board, proposing a slate of directors for election by our shareholders at each annual meeting of shareholders and recommending director compensation. The board adopted our Corporate Governance Guidelines, which set forth the duties of the Corporate Governance and Nominating Committee, in May 2004. The Corporate Governance and Nominating Committee held one meeting during 2005.

The charters of the board committees, as well as our Corporate Governance Guidelines, can be found on our website at www.cascademicrotech.com.

NOMINATIONS TO BOARD OF DIRECTORS

The Corporate Governance and Nominating Committee is responsible for recommending nominees for our Board of Directors. The Corporate Governance Committee will consider recommendations by shareholders of individuals to consider as candidates for election to the Board of Directors. Any such recommendations should be submitted to Corporate Secretary, Cascade Microtech, Inc., 2430 NW 206th Avenue, Beaverton, Oregon 97006. Historically, we have not had a formal policy concerning shareholder recommendations to the Corporate Governance Committee (or its predecessors) because we believe that the informal consideration process in place to date has been adequate given that we have never received any director recommendations from shareholders. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Corporate Governance and Nominating Committee intends to periodically review whether a more formal policy should be adopted.

Qualifications of Directors

Qualifications required of individuals for consideration as a board nominee will vary according to the particular areas of expertise being sought as a complement to our existing board composition at the time of any vacancy. Minimum qualifications include high levels of leadership experience in business, substantial knowledge about issues faced by publicly traded companies, experience in positions demonstrating expertise and judgment, including service on other boards of directors, personal and professional integrity, availability and demonstrated commitment. We seek a board that possesses the background, skills, expertise and commitment necessary to make a significant contribution to our company. The Corporate Governance and Nominating Committee will evaluate potential nominees, including shareholder nominees, by reviewing qualifications, considering references, conducting interviews and reviewing such other information as committee members may deem relevant. We have not employed consultants to help us identify or screen prospective directors in the past, but may do so at the discretion of the Corporate Governance and Nominating Committee.

Director Nominations by Shareholders

Our bylaws provide that nominations for election to the Board of Directors may be made only by the Board or a Board committee, or by any shareholder of record entitled to vote in the election of directors at the meeting. A shareholder who wishes to make a nomination must give timely written notice, by personal delivery or mail, to the Secretary of Cascade Microtech, Inc. To be considered timely, the notice must be received at our principal executive office not less than 60 days and not more than 90 days prior to the meeting date; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

To be effective, the notice must set forth all information required by Section 3.16 of our bylaws, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation, or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934. In addition, certain information must be provided about the shareholder or shareholder group making a nomination, as detailed in Section 3.16 of our bylaws. Finally, a shareholder or shareholder group making a nomination must comply with all applicable requirements of the Securities Exchange Act of 1934, including providing a nominee’s consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may send correspondence to our Board of Directors or to any individual director at the following address: Cascade Microtech, Inc., c/o The Secretary, 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

Your communications should indicate that you are a Cascade Microtech, Inc. shareholder. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the board or any individual director.

DIRECTOR COMPENSATION

Each of our non-employee directors receives an annual option to purchase 15,000 shares of our common stock. The options are fully vested and exercisable on the date of grant. The exercise price of the options is equal to 100% of the fair market value of our common stock on the option grant date and the options will expire, if unexercised, four years from the grant date. In addition to the option grants, non-employee directors received the following through December 16, 2005:

•                  an annual retainer of $15,000;

•                  $1,000 for each board meeting they attend in person;

•                  $500 for each board meeting they attend by telephone; and

•                  $500 for each committee meeting they participate in, whether in person or by telephone.

Board committee chairpersons and the lead director receive an additional $3,000 per year.

Effective December 17, 2005, non-employee director compensation is as follows:

•                  an annual retainer of $24,000;

•                  $1,000 for each board meeting attended in person or $500 by phone;

•                  $500 for each committee meeting attended, whether in person or by phone;

•                  $3,000 annually for the Lead Director and each committee chairperson ;

•                  option grant covering 30,000 shares of our common stock upon initial election to the Board of Directors; and

•                  option grant covering 15,000 shares of our common stock for each additional year of service on the Board.

All directors are reimbursed for their expenses in attending meetings of our Board of Directors.

Our non-employee directors received the following compensation for their 2005 service:

Name	Cash Compensation
Keith L. Barnes	$23,500
F. Paul Carlson	26,250
Raymond A. Link	23,000
George P. O’Leary	24,500
William R. Spivey	25,000

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE ELECTION OF ITS NOMINEE FOR DIRECTOR.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors has determined that Raymond A. Link, a member of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Audit Committee currently consists of three non-employee, independent directors: Raymond A. Link (Chair), William Spivey and Keith Barnes. All three members of the Audit Committee meet applicable independence standards for audit committee members, including Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules and Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee evaluates audit performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. The Audit Committee’s activities are governed by a written charter, which was adopted by the Board in May 2000. The charter was attached to our 2005 Proxy Statement as Appendix A and is also available on the Company’s corporate website at www.cascademicrotech.com. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities.

The Audit Committee members are not active professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2005. This review included a discussion of the quality and the acceptability of the financial reporting and controls, including the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with KPMG LLP, the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of our financial reporting and such other matters required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1. The Audit Committee discussed with KPMG LLP their independence from management and the Company, including the matters in their written disclosures required by Independence Standards Board Statement No. 1.

The Audit Committee further discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s evaluations of the effectiveness of our internal control, and the overall quality of our financial reporting.

The Audit Committee also reviewed management’s report on internal control over financial reporting as well as the independent registered public accounting firm’s report on management’s assessment of internal control over financial reporting and on the effectiveness of the Company’s internal control over financial reporting as required under section 404 of the Sarbanes-Oxley Act.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Raymond A. Link - Chairman

Dr. William Spivey

Mr. Keith Barnes

APPROVAL OF AMENDMENT TO 2000 STOCK INCENTIVE PLAN

(Proposal No. 2)

Our Board of Directors is requesting that the shareholders approve an amendment to the Cascade Microtech, Inc. 2000 Stock Incentive Plan (the “2000 Plan”) to increase the number of shares of common stock that are reserved for issuance under the 2000 Plan. A total of 1,800,000 shares of common stock have been reserved for issuance under the 2000 Plan. As of March 31, 2006, 322,572 shares remained available for grant under the 2000 Plan. The Board of Directors believes that additional shares will be needed under the 2000 Plan to provide appropriate incentives to employees and others. Accordingly, the Board of Directors has approved an amendment to the 2000 Plan that would increase the number of shares of common stock that are reserved for issuance under the 2000 Plan from 1,800,000 shares to 2,400,000 shares.

The purpose of the 2000 Plan is to attract, retain and reward individuals who can and do contribute to our success by providing employees and consultants an opportunity to share in our equity and to more closely align their interests with our interests and those of our shareholders. Our Board of Directors considers it critical to be able to continue to offer stock incentives in order to attract and develop the talented, vital individuals who can contribute to our growth and success in a very competitive environment. Doing so provides significant motivational and performance benefits by providing employees and consultants an ownership perspective, teamed with the appreciation that comes with growing the value of our common stock. Equity participation is the most effective means for more closely aligning their interests with our long-range goals and our shareholders. For these reasons, shareholders are encouraged to approve the amendment to the 2000 Plan. The following is a summary of the basic terms and provisions of the 2000 Plan.

General

The 2000 Plan provides for grants of both “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and “nonqualified stock options” which are not qualified for treatment under Section 422 of the Code, and for direct stock grants and sales to our employees or consultants. No employee may receive options under the 2000 Plan for more than 500,000 shares in any one fiscal year, except that options for up to an additional 500,000 shares may be granted in connection with a person’s initial employment.

In the future, we may move toward stock grants and away from option grants as a key element of equity-based compensation awards. We believe that stock grants provide similar incentives to options in that they reward increases in the market price of our common stock and in that they tie the interests of executive officers and key employees to the shareholders’ interests. In addition, stock grants, in some cases, offer a more effective retention incentive as compared to stock options because the value does not depend entirely on stock price appreciation. Further, we believe that stock grants will be used increasingly by other companies as the primary equity incentive and we will need to offer such incentives to remain competitive in attracting and retaining personnel.

Administration

The administration of the 2000 Plan has been delegated to the Compensation Committee. In addition to determining who will be granted options, the Compensation Committee has the authority and discretion to determine when options or restricted stock will be granted and the number of options to be granted and whether the options will be incentive stock options or nonqualified stock options. Only our “employees” as that term is defined in the Code will be entitled to receive Incentive Stock Options. See “Federal Income Tax Consequences” below. The Compensation Committee also may determine the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the instruments evidencing options granted under the Plan. The Compensation Committee also may interpret the Plan, and the provisions in the instruments evidencing options granted under the Plan, to employee and officer participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the Plan. Because the individuals who will be granted stock options under the 2000 Plan and the number of stock options that will be granted will be determined at the discretion of the

Compensation Committee, it is not possible to identify the officers, directors and employees who will be granted stock options under the 2000 Plan in the future and the number of stock options that will be granted for such purposes.

Term of Options

The term of each option granted under the 2000 Plan will be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 2000 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant, such person may exercise that option only during the three-month period after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person’s total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. Except as otherwise provided by the Compensation Committee at the time an option is granted, no option granted under the 2000 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve-month period after the date of death to the extent that such option was exercisable at the date of death.

Exercise Price

The exercise price of incentive stock options granted under the 2000 Plan may not be less than the fair market value of our share of common stock on the last market trading day prior to the date of grant of the option. For the nonqualified stock options, the exercise price may be less than, equal to, or greater than the fair market value of our common stock on the date of grant, provided that the Compensation Committee specifically determines that any option grant at an exercise price less than fair market value is in our best interests. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of our common stock, such other consideration and method of payment permitted by applicable law or any combination of such methods of payment as permitted by the Compensation Committee. The Compensation Committee has the authority to reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the 2000 Plan provides for appropriate adjustments in the number of shares available for option and the number and option prices of shares subject to outstanding options.

Change-in-Control, Merger, Dissolution or Liquidation

In the event of a proposed sale of all or substantially all of our assets, or a merger with and into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation, unless the Compensation Committee provides all option holders with the right to immediately exercise all of their options, whether vested or unvested. In the event of a proposed dissolution or liquidation, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Compensation Committee. In such a situation, the Compensation Committee is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

Amendment, Termination or Suspension

The Board of Directors may amend, terminate or suspend the 2000 Plan at any time. Amendments to the 2000 Plan must be approved by shareholders if required by applicable tax, securities or other law or regulation. The issuance of shares of common stock upon the exercise of options is subject to registration with the Securities and Exchange Commission of the shares reserved by us under the 2000 Plan.

Federal Income Tax Consequences

The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws and federal alternative minimum tax laws.

Incentive Stock Options Certain options authorized to be granted under the 2000 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. We will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, we will be entitled to a deduction to the extent the employee realized ordinary income.

Non-Qualified Stock Options Certain options authorized to be granted under the 2000 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 2000 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and we will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Our deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired through the exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

Consequences to the Company We recognize no deduction at the time of grant or exercise of an incentive stock option. We will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of grant. We also will recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares acquired through the exercise of an incentive stock option.

Board Recommendation

For the reasons discussed above, the Board recommends a vote FOR approval of the amendment to the Cascade Microtech, Inc. 2000 Stock Incentive Plan. If a quorum is present, this proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal. Proxies solicited by the Board will be voted FOR approval of the amendment to the 2000 Stock Incentive Plan unless a vote against the proposal or abstention is specifically indicated.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)

The Audit Committee of the Board has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2006. During 2005, KPMG LLP served as our independent registered public accounting firm. Although we are not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will reconsider the appointment.

Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

Before selecting KPMG LLP, the Audit Committee carefully considered KPMG LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters to be considered under the rules of the SEC, including the nature and extent of non-audit services, to ensure that the independent registered public accounting firm’s independence will not be impaired. The Audit Committee expressed its satisfaction with KPMG LLP in all of these respects. The Audit Committee of our Board of Directors has determined that the services provided by KPMG LLP that are other than audit  services are compatible with maintaining the independence of KPMG LLP as our independent registered public accounting firm. The Audit Committee also considered rotation of the independent registered public accounting firm at this time and met with representatives of two other prominent accounting firms. After review of all credentials, including industry expertise and services, the Audit Committee appointed KPMG LLP for the audit of our financial statements for the year ending December 31, 2006.

Fees Paid to KPMG LLP for 2005 and 2004

The following table shows KPMG LLP’s billings to us for the audit and other services for 2005 and 2004.

	2005	% Pre- approved by Audit Committee	2004	% Pre- approved by Audit Committee
Audit Fees(1)	$308,000	100%	$452,807	100%
Audit Related Fees	—	—	—	—
Tax Fees(2)	42,850	100%	75,583	100%
All Other Fees	—	—	—	—
	$350,850		$528,390

(1)          Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit fees in 2004 also include fees for services provided in connection with our initial public offering.

(2)          Tax fees include fees for tax compliance, tax planning and tax advice.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the Audit Committee specifically approves the engagement of our independent registered public accounting firm to render that service. Accordingly, we do not engage our independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of KPMG LLP to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of the services. The Audit Committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS CASCADE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2006, certain information furnished to us with respect to ownership of our common stock of (i) each director; (ii) the “named executive officers” (as defined under “Executive Compensation”); (iii) all persons known by us to be beneficial owners of more than 5% of our common stock; and (iv) all current executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the common stock owned by them. Unless otherwise indicated, the address of each holder is 2430 NW 206th Avenue, Beaverton, Oregon 97006.

	Common Stock (1)
Name and Address of Beneficial Owner	Number of Shares (2)	Percent of Shares Outstanding
Eric W. Strid	1,760,852	15.4%

K. Reed Gleason	1,601,672	14.0%

Discovery Group I, LLC (3) Hyatt Center, 24th Floor 71 Wacker Drive Chicago, Illinois 60606	922,620	8.1%

FMR Corp. (4) 82 Devonshire Street Boston, Massachusetts 02109	688,861	6.0%

Royce & Associates, LLC (5) 1414 Avenue of the Americas New York, New York 10019	678,500	5.9%

Bruce McFadden	247,855	2.1%

F. Paul Carlson	173,935	1.5%

George P. O’Leary	154,263	1.4%

William R. Spivey	127,798	1.1%

John Pence	120,596	1.0%

Steven Sipowicz	57,534	*

Keith L. Barnes	30,000	*

Raymond A. Link	15,500	*

All current executive officers and directors as a group (10 persons)	4,290,005	35.8%

*Less than one percent

(1)          Applicable percentage of ownership is based on 11,407,149 shares of common stock outstanding as of March 31, 2006 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common stock that the person has the right to acquire within 60 days after March 31, 2006 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)          Includes shares of common stock subject to options exercisable within 60 days after March 31, 2006 as follows:

Name	Number of Options
Bruce A. McFadden	189,632
F. Paul Carlson	51,315
George P. O’Leary	50,000
William R. Spivey	64,648
John Pence	114,064
Steven Sipowicz	55,164
Keith L. Barnes	30,000
Raymond A. Link	15,000
All current executive officers and directors as a group	569,823

(3)          The information as to beneficial ownership is based on Schedule 13G dated February 7, 2006 filed by Discovery Group I, LLC (“Discovery Group”) with the Securities and Exchange Commission. Discovery Equity Partners, L.P., a member of Discovery Group, is deemed to be the beneficial owner of 784,222 of the shares. Mr. Daniel J. Donoghue and Mr. Michael R. Murphy, both Managing Members of Discovery Group, are deemed to be the beneficial owners of all 922,620 shares. Discovery Group has shared voting and dispositive power with respect to all 922,620 shares.

(4)          The information as to beneficial ownership is based on Schedule 13G dated February 14, 2006 filed by FMR Corp. with the Securities and Exchange Commission. Fidelity Management and Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. is deemed the beneficial owner of the 688,861 shares as a result of acting as investment advisor to various companies. FMR Corp. has sole power to vote 2,400 of the shares and sole dispositive power with respect to all 688,861 shares.

(5)          The information as to beneficial ownership is based on Schedule 13G dated January 11, 2006 filed by Royce & Associates, LLC (“Royce”) with the Securities and Exchange Commission. Royce has sole voting and dispositive power with respect to all 678,500 shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes equity securities authorized for issuance pursuant to compensation plans as of December 31, 2005.

	A		B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A
Equity compensation plans approved by shareholders(3)	1,721,438	(1)	$8.37	755,500	(2)

Equity compensation plans not approved by shareholders(4)	—		—	—
Total	1,721,438		$8.37	755,500

(1)          Excludes purchase rights accruing under our 2004 Employee Stock Purchase Plan (the “Purchase Plan”) which has a shareholder approved reserve of 400,000 shares. Under the Purchase Plan, each eligible employee may purchase shares of our common stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the common stock on the enrollment date for the offering period in which that semi-annual purchase date occurs or (ii) the fair market value on the semi-annual purchase date.

(2)          Represents 386,500 shares of common stock available for issuance under our 1993 Stock Incentive Plan and our 2000 Stock Incentive Plan combined and 369,000 shares of common stock available for purchase under our 2004 Employee Stock Purchase Plan.

(3)          Consists of our 1993 Stock Incentive Plan, 2000 Stock Incentive Plan and 2004 Employee Stock Purchase Plan.

(4)          We do not have any equity compensation plans or arrangements that have not been approved by shareholders.

CODE OF ETHICS

We adopted the Cascade Microtech Code of Conduct to promote honest and ethical conduct, proper disclosure of financial information in our periodic reports and compliance with applicable laws, rules, and regulations. The Code of Conduct applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our corporate controller. We filed a copy of our Code of Conduct as exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2004. You can also access our Code of Conduct on our website at www.cascademicrotech.com.

EXECUTIVE OFFICERS

The following table identifies our executive officers as of March 31, 2006, the positions they hold and the year in which they began serving as an executive officer. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company	Officer Since
Eric W. Strid	53	Chairman of the Board, President and Chief Executive Officer	1984

K. Reed Gleason	61	Director, Vice President of Advanced Development	1984

Bruce A. McFadden	60	Vice President and General Manager of Pyramid Probe Division	1996

John E. Pence	42	Vice President and General Manager of Engineering Products Division	1997

Steven Sipowicz	53	Chief Financial Officer, Vice President of Finance, Treasurer and Secretary	2004

For information on the business background of Messrs. Strid and Gleason, see “Election of Director” above.

Bruce A. McFadden has served as our Vice President and General Manager of the Pyramid Probe Division since June 2004. He also served as our President and Chief Operating Officer from December 1996 to June 2004. From 1994 until 1996, Mr. McFadden served as Chief Financial Officer and Corporate Secretary of Barrett Enclosures, Inc., a manufacturer of custom marine and architectural enclosures. From 1992 to 1996, Mr. McFadden was also a management consultant for several high technology companies, including Cascade Microtech and AT&T Microelectronics. From 1986 to 1992, Mr. McFadden served as Vice President of Graco, Inc., a fluid handling equipment company with responsibility for its industrial equipment division. From 1980 to 1986, Mr. McFadden was the Managing Director of European Silicones Operation for General Electric. Prior to joining General Electric, Mr. McFadden worked as a consultant with Booz Allen & Co. and was an engineer with Exxon Corporation. Mr. McFadden holds a B.S. in Chemical Engineering from Virginia Polytechnic Institute and State University and an M.S. in Management from the Sloan School at Massachusetts Institute of Technology.

John E. Pence has served as our Vice President and General Manager of Engineering Products since May 2000. From April 1997 to February 2000, he served as our Vice President of Probing Systems. From 1993 to 1997, Mr. Pence served as one of our Product Marketing Managers. From 1985 to 1993, Mr. Pence worked as an engineer in the Space and Communications Division of Hughes Aircraft Company. Mr. Pence holds a B.S. and an M.S. in Electrical Engineering from Cornell University.

Steven Sipowicz has served as our Vice President of Finance, Chief Financial Officer and Treasurer since July 2004. He has also served as Corporate Secretary since August 2004. From November 1999 to November 2003, Mr. Sipowicz served as Chief Financial Officer of Corillian Corporation, a provider of online financial services, and served as Secretary of that company from January 2000 to November 2003. From October 1997 to November 1999, Mr. Sipowicz served as Chief Financial Officer of F.I.C.S. Group, N.V., a Belgian financial software and services company. From October 1996 to September 1997, he was Vice President, Finance and Administration and Chief Financial Officer of Intrinsa Corporation, a development tools company. From April 1993 to September 1996, he served as Vice President, Finance and Chief Financial Officer of Integrated Systems, Inc., an operating system software company. Mr. Sipowicz holds a B.S. in Chemistry from Bristol University (U.K.) and an M.B.A. from Santa Clara University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer and each of our four other most highly compensated executive officers (the “named executive officers”) for the fiscal years ended December 31, 2005, 2004 and 2003.

				Long-Term Compensation Awards
				Securities
		Annual Compensation		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options (#)	Compensation(1)
Eric W. Strid	2005	$205,423	$84,013	—	$2,754
Chairman, President and	2004	189,000	181,053	—	2,248
Chief Executive Officer	2003	196,519	91,619	—	1,689

John E. Pence	2005	223,554	62,965	20,000	4,589
Vice President and	2004	187,846	95,607	20,000	3,176
General Manager of Engi- neering Products Division	2003	150,323	49,085	12,000	2,917

Steven Sipowicz (2)	2005	182,479	57,831	10,000	3,069
Chief Financial Officer,	2004	83,077	51,039	150,000	90
Vice President of Finance,	2003	—	—	—	—
Treasurer and Corporate Secretary

Bruce A. McFadden	2005	171,932	48,558	10,000	3,971
Vice President and	2004	170,100	95,460	10,000	3,984
General Manager of Pyramid Probe Division	2003	163,558	54,316	20,000	2,217

K. Reed Gleason	2005	174,515		—	4,019
Director and Vice President	2004	148,326	—	—	3,214
of Advanced Development	2003	152,904	—	—	1,696

(1)          All other compensation consists of 401(k) matching and life insurance premiums in 2004 and 2003. The detail for 2005 was as follows:

Name	401(k) Match	Life Insurance	Patent Award
Eric W. Strid	$2,035	$552	$167
John E. Pence	4,369	220	—
Steven Sipowicz	2,680	389	—
Bruce A. McFadden	3,316	655	—
K. Reed Gleason	3,084	768	167

(2)          Mr. Sipowicz’s employment began in July 2004 and, accordingly, his compensation information is included since that date.

Named Executive Officer Option Grants in Last Fiscal Year

The following table contains information concerning the grant of stock options under our 2000 Stock Incentive Plan (the “Plan”) to the named executive officers in 2005.

Individual Grants (1)					Potential Realizable Value
	Number of	% of Total			At Assumed Annual
	Securities	Options			Rates of Stock Price
	Underlying	Granted to			Appreciation for
	Options	Employees in	Exercise	Expiration	Option Term (2)
Name	Granted	Fiscal Year	Price ($/Sh.)	Date	5%	10%
Eric W. Strid	—	—	—	—	—	—
John E. Pence	20,000	6.9%	$14.38	11/18/15	$180,870	$458,360
Steven Sipowicz	10,000	3.5	14.38	11/18/15	90,435	229,180
Bruce A. McFadden	10,000	3.5	14.38	11/18/15	90,435	229,180
K. Reed Gleason	—	—	—	—	—	—

(1)          Stock options granted during 2005 were at an exercise price equal to the fair market value of our common stock on the date of the option grant and vest as to 1/60th of the total on a monthly basis with full vesting occurring 60 months after the grant date.

(2)          Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of appreciation of 5% and 10% compounded annually from the date the respective options were granted.

Named Executive Officer Option Exercises in Last Fiscal Year and FY-End Option Values

The following table provides information concerning the exercise of options during 2005 and unexercised options held as of the end of the fiscal year, with respect to the named executive officers.

Name	Number of Shares Acquired On Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options At FY-End Exercisable/ Unexercisable			Value of Unexercised In-The-Money Options At FY-End (2) Exercisable/ Unexercisable
Eric W. Strid	—	—	—	/	—	—	/	—
John E. Pence	7,000	$81,831	112,733	/	50,267	$877,392	/	$101,898
Steven Sipowicz	—	—	41,830	/	118,170	124,151	/	314,049
Bruce A. McFadden	7,000	76,300	184,632	/	41,368	1,525,449	/	165,331
K. Reed Gleason	—	—	—	/	—	—	/	—

(1)          Market value of the underlying securities at exercise date, minus exercise price of the options.

(2)          Market value of the underlying securities at December 31, 2005, $12.63 per share, minus exercise price of the unexercised options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND

CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreement of Steven Sipowicz

We entered into an employment agreement with Steven Sipowicz on July 12, 2004. In consideration for Mr. Sipowicz’s services, we agreed to pay him an annual salary of $180,000, periodic cash bonuses, as approved by our Board of Directors, and our standard employee benefits. In addition, in August 2004, we granted him an option to purchase 140,000 shares of common stock under our 2000 Stock Incentive Plan. If we terminate Mr. Sipowicz’s employment without cause, as defined in the agreement, then he is entitled to severance pay in the amount of the lesser of 12-months’ salary or base salary for a period equal to Mr. Sipowicz’s length of service. In addition, the stock options held by Mr. Sipowicz that would have vested if Mr. Sipowicz had remained our employee for an additional period equal to his length of employment, up to a maximum of 12 months, shall become immediately exercisable. If Mr. Sipowicz is terminated for any reason other than death, disability or cause, within 12 months after we sell all or substantially all of our assets or are merged into another company that our shareholders do not control, then all stock options held by Mr. Sipowicz that would have vested had Mr. Sipowicz remained employed after the termination date for an additional period equal to his length of employment, up to a maximum of 12 months, will become immediately exercisable and shall remain exercisable for 12 months. As a condition of his employment, Mr. Sipowicz entered into our standard employee invention and confidentiality agreement pursuant to which he may not divulge any of our proprietary information other than as permitted as part of his employment with us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agilent Technologies

Prior to our initial public offering (“IPO”), Agilent Technologies, Inc. (“Agilent”) held all of the outstanding shares of our Series A redeemable convertible preferred stock (“Series A”) and 87,500 shares of the Series B redeemable convertible preferred stock (“Series B”). Upon our IPO, the Series A and Series B were converted into a total of 1,424,819 shares of our common stock and, as of March 31, 2006, Agilent did not hold any shares of our common stock. Certain other financial information as of and for the year ended December 31, 2005 related to Agilent was as follows:

Sales to Agilent in 2005	$2.5 million
Purchases from Agilent in 2005	$548,000
Royalties paid to Agilent for non-exclusive license to use certain patented technology relating to electrical measurement apparatuses in 2005	$11,000
Receivable from Agilent at December 31, 2005	$171,000
Payable to Agilent at December 31, 2005	$35,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, our Compensation Committee consisted of Messrs. Carlson, O’Leary (Chair) and Spivey. All current members of the Compensation Committee are non-employee, outside directors. During 2005, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy and Policies

Our philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing an opportunity for competitive compensation based on performance. Executive officer compensation includes competitive base salaries, semi-annual bonus plans based on the achievement of certain financial and personal performance goals and long-term stock-based incentive opportunities in the form of options exercisable to purchase our common stock. It is also the policy of the Compensation Committee that, to the extent possible, compensation will be structured so that it meets the “performance-based’ criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and therefore is not subject to federal income tax deduction limitations. The Compensation Committee has the right to waive pre-established performance criteria in recommending awards.

Base Salaries

In setting base salaries that were competitive with other high technology companies, we participated in and reviewed the High-Tech Industry Executive Compensation Survey prepared by AON Consulting (Radford Surveys). When selecting comparables, we attempted to select companies that were similar in many respects, including industry, location, annual revenue and number of employees. Executive salaries paid in 2005 were targeted at the midpoint of the range of salaries paid by comparable companies in the Radford

Survey. Many of the companies included in our peer group used for the Performance Graph are included in the above mentioned survey.

Annual Bonus Awards for 2005

Semi-annual bonus plans were established for the six month periods ended June 30, 2005 and December 31, 2005 and bonus awards were made based on the achievement of certain financial and personal performance goals in accordance with these plans. Based on our bonus plan criteria, bonuses equaling between 21% and 24% of annual base salary were paid to the named executive officers, excluding the Chief Executive Officer, for the first half of 2005 and between 6% and 8% for the second half of 2005. The percentages paid to the Chief Executive Officer were 31% and 10% for the first and second half of 2005, respectively.

Stock Option Awards for 2005

Our 2000 Stock Incentive Plan provides for the issuance of incentive and non-qualified stock options to officers and employees to purchase shares of our common stock at an exercise price equal to the fair market value on the date of grant. See “Option Grants in Last Fiscal Year” for a summary of options granted to the named executive officers during 2005.

Employee Stock Purchase Plan

Our 2004 Employee Stock Purchase Plan (“ESPP”) consists of two-year offering periods with four consecutive, overlapping six-month purchase periods commencing on the first trading day on or after February 1 and August 1 each year (the “Enrollment Date”). Based on the effective date of our initial public offering, the first offering period commenced on February 1, 2005 and ended on July 31, 2005. Any eligible employee may participate in the 2004 ESPP by completing a subscription agreement which allows participants to purchase up to 5,000 shares per six-month purchase period, at a purchase price of 85% of the fair market value of a share of common stock on the Enrollment Date or on the exercise date, whichever is lower. The exercise date is the last trading day of each offering period. If the purchase price is lower on the exercise date than on the Enrollment Date, the two-year offering period will terminate and a new two-year offering period will begin. Participating employees are automatically enrolled in the new offering period.

Mr. Strid and Mr. Gleason are not eligible to participate in the 2004 ESPP since employees who control 5% or more of the total voting power of all classes of the Company’s stock are not eligible. Shares purchased pursuant to the 2004 ESPP by the named executive officers were as follows in 2005:

Name	Number of Shares Purchased	Per Share Purchase Price	Per Share Fair Market Value
Eric W. Strid	—	—	—
John E. Pence	682	$8.93	$13.36
Steven Sipowicz	1,116	8.93	13.36
Bruce A. McFadden	1,318	8.93	13.36
K. Reed Gleason	—	—	—

Chief Executive Officer Compensation

Mr. Strid’s 2005 base salary and annual bonus were determined in the manner described in “Base Salaries” and “Annual Bonus Awards for 2005” above. The Compensation Committee’s objective in setting the Chief Executive Officer’s 2005 compensation was to be competitive with other companies in the industry and to allow for potential compensation based on long-term performance criteria as defined in “Annual Bonus Awards for 2005,” and “Stock Option Awards for 2005” above.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. O’Leary (Chair)

Mr. Spivey

Mr. Carlson

STOCK PERFORMANCE GRAPH

The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends. Our graph consists of (a) Cascade Microtech, Inc.; (b) the Nasdaq Stock Market Total Return Index – U.S. and (c) a peer group index composed of Teradyne, Inc., FormFactor, Inc., Kulicke & Soffa Industries, Inc., Credence Systems Corporation, Electro Scientific Industries, Inc. and Keithley Instruments, Inc. The peer group index utilizes the same methods of presentation and assumptions for the total return calculation as does Cascade Microtech, Inc. and the Nasdaq Stock Market Total Return Index – U.S. All companies in the peer group index are weighted in accordance with their market capitalizations. Our initial public offering was December 14, 2004 and, accordingly, our graph only includes the time period of December 14, 2004 to December 31, 2005.

Company/Index	Base Period 12/14/04	Indexed Returns Period Ended

		12/31/04	12/31/05
Cascade Microtech, Inc.	$100.00	$95.93	$90.21
Nasdaq U.S.	100.00	100.73	102.87
Peer Group	100.00	101.36	89.37

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than ten percent of the outstanding shares of our common stock (“ten percent shareholders”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 2005, our officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in our 2007 Proxy Statement. Any such proposal must be received by us not later than December 11, 2006. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in our Proxy Statement.

Alternatively, under our bylaws, a proposal or nomination that a shareholder does not seek to include in our Proxy Statement pursuant to Rule 14a-8 may be delivered to the Secretary of Cascade Microtech, Inc. not less than 60 days, nor more than 90 days, prior to the date of an Annual Meeting. In the event we provide notice or public disclosure of the date of the Annual Meeting less than 60 days prior to the date of the Annual Meeting, shareholders may submit a proposal or nomination not later than the 10th day following the day on which we gave notice of the Annual Meeting date.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting. Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Please act promptly to insure that you will be represented at this important meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Shareholders, a copy of our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission for our fiscal year ended December 31, 2005. Written requests should be mailed to the Secretary, Cascade Microtech, Inc., 2430 N.W. 206th Avenue, Beaverton, Oregon 97006.

By Order of the Board of Directors:

Eric W. Strid
Chairman of the Board

Dated: April 10, 2006

CASCADE MICROTECH, INC.

Proxy for Annual Meeting of Shareholders to be Held on May 19, 2006

The undersigned hereby names, constitutes and appoints Eric W. Strid and Steven Sipowicz, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Cascade Microtech, Inc. (the “Company”) to be held at 3:00 p.m. on Friday, May 19, 2006, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 31, 2006, with all the powers that the undersigned would possess if he were personally present.

1. PROPOSAL 1 - Election of Director	☐ FOR the nominee listed below
☐ WITHHOLD AUTHORITY to vote for the nominee listed below

To withhold authority to vote for the nominee, strike a line through the nominee’s name below:

Keith L. Barnes

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEE NAMED ABOVE.

2.             To approve the amendment to the Cascade Microtech, Inc. 2000 Stock Incentive Plan to increase the number of shares for issuance thereunder from 1,800,000 to 2,400,000 shares.

FOR PROPOSAL 2 ☐	AGAINST PROPOSAL 2 ☐	ABSTAIN ON PROPOSAL 2 ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

3.             To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006.

FOR PROPOSAL 3 ☐	AGAINST PROPOSAL 3 ☐	ABSTAIN ON PROPOSAL 3 ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.

4.             To transact such other business as may properly come before the meeting or at any and all postponements or adjournments of the meeting.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Signature(s)	Dated	, 2006

NOTE:  Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

I do (   ) do not (   ) plan to attend the meeting. (Please check)

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company’s Secretary at the Company’s corporate offices at 2430 NW 206th Avenue, Beaverton, Oregon 97006, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

You can view the Annual Report and Proxy Statement on the Internet at:  http://www.cascademicrotech.com

You can now access your Cascade Microtech, Inc. account online.

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